UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

April 2, 2026

Date of Report (Date of earliest event reported)

Advanced Biomed Inc.

(Exact name of Company as specified in its charter)

Nevada	001-42548	87-2177170
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

No. 689-85 Xiaodong Road, Yongkang District

Tainan City, Taiwan

(Address of principal executive offices)

886-6-3121716

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ADVB	The Nasdaq Stock Market LLC

Item 1.01 Entry into a Material Definitive Agreement.

On April 2, 2026, Advanced Biomed Inc. (the “Company”) entered into a Share Purchase Agreement (the “Agreement”) with Acellent Technologies (Hong Kong) Co. Limited (the “Target”) and the sole shareholder of the Target (the “Seller”), pursuant to which the Company agreed to purchase from Seller 100% of the equity interest in the Target (the “Acquisition”).

The Target is a company incorporated under the laws of Hong Kong and is engaged in providing AI-powered financial verification and audit solutions.

Pursuant to the Agreement, Seller agreed to sell, convey, assign, transfer and deliver to the Company, and the Company agreed to purchase from Seller, 100% of the equity interest in the Target for a total purchase price of 270,000 shares of the Company’s common stock, par alue $0.001 per share (the “Common Stock”), with an estimated value of $4.00 per share and an aggregate estimated value of $1,080,000. The closing of the transaction is conditioned upon (i) the completion of financial and legal due diligence reviews of the Target and (ii) receipt of any and all regulatory approvals required in connection with the Acquisition.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statement and Exhibits.

Exhibit No.	Description
10.1	Share Purchase Agreement, dated April 2, 2026, by and among Advanced Biomed Inc., Xiaomin Chen and Acellent Technologies (Hong Kong) Co. Limited
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanced Biomed Inc.

Date: April 3, 2026	By:	/s/ Yi Lu
Yi Lu
Chief Executive Officer

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